Exhibit 5

[LETTERHEAD OF CON-WAY INC.]

May 11, 2010

Con-way Inc.

2855 Campus Drive, Suite 300

San Mateo, California 94403

Re: Registration Statement on Form S-3 of Con-way Inc.

Ladies and Gentlemen:

I am Vice President, Deputy General Counsel and Assistant Secretary of Con-way Inc., a Delaware corporation (the “Company”), and am rendering this opinion in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 to be filed on the date hereof (the “Registration Statement”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of common stock of the Company, par value $.625 per share (the “Common Stock”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, I have examined and relied on originals or copies of the following:

(i) the Registration Statement;

(ii) the Certificate of Incorporation of the Company, as amended to date;

(iii) the Bylaws of the Company, as amended to date; and

(iv) certain resolutions of the Board of Directors of the Company, adopted on April 27, 2010, relating to the offering of the Common Stock (the “Board Resolutions”).

In connection with this opinion, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such agreements, instruments, certificates, records and other documents and have made such examination of law as I have deemed necessary or appropriate for the purpose of this opinion. In that examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts relevant to the opinion expressed herein which were not independently established or verified by me, I have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers and other representatives of the Company and others.

My opinion set forth herein is limited to the Delaware corporate law and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law. The Common Stock may be issued from time to time on a delayed or continuous basis and the opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Con-way Inc.

May 11, 2010

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that, with respect to any offering of Common Stock (the “Offered Common Stock”), when (i) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock in accordance with the Board Resolutions, (iii) valid book-entry notations for the issuance of the shares of Offered Common Stock in uncertificated form will have been duly made in the share register of the Company, and (iv) the Company receives consideration per share of the Offered Common Stock in an amount at least equal to the par value thereof and in a form legally valid under Section 152 of the General Corporation Law of the State of Delaware, then the issuance and sale of the Offered Common Stock will have been duly authorized, and such Offered Common Stock will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the reference to me under the caption “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gary Cullen

Gary Cullen

Vice President, Deputy General Counsel

and Assistant Secretary